UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 19, 2016

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)
 (Zip Code)

Registrant's telephone number, including area code:
732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
               CFR 240.14d-2(b))

o             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
               CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 19, 2016, Johnson & Johnson (the “Company”) announced restructuring actions in its Medical Devices businesses to better serve the needs of customers and patients in today’s evolving healthcare marketplace. The Company is undertaking actions to strengthen its go-to-market model, accelerate the pace of innovation, further prioritize key platforms and geographies, and streamline operations while maintaining high quality standards. The Company’s Consumer Medical Devices businesses, Vision Care and Diabetes Care, are not impacted by these actions.

The Company estimates that, in connection with its plans, it will record pre-tax restructuring charges of approximately $2.0 billion to $2.4 billion, most of which are expected to be incurred by 2017. The Company expects to record pre-tax restructuring charges of approximately $600 million in the fourth quarter of 2015, which will be treated as a special item.

The Company estimates that the actions announced today will result in position eliminations of approximately 4 to 6 percent of the Medical Devices segment’s global workforce over the next two years, subject to any consultation procedures in countries where required.

The restructuring actions are expected to result in annualized pre-tax cost savings of $800 million to $1.0 billion, the majority of which is expected to be realized by the end of 2018, including approximately $200 million in 2016. The savings will provide the Company with added flexibility and resources to fund investment in new growth opportunities and innovative solutions for customers and patients.

The Company estimates that approximately one half of the cumulative pre-tax costs will result in cash outlays, including approximately $500 million of employee severance. Approximately one half of the cumulative pre-tax costs are non-cash, relating primarily to facility rationalization, inventory write-offs and intangible asset write-offs.

Cautions Concerning Forward-Looking Statements:  This report contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 related to restructuring plans. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: the ability of the company to successfully execute strategic plans; any required consultation procedures relating to workforce actions; the potential that the expected benefits and opportunities related to the restructuring may not be realized or may take longer to realize than expected; economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; uncertainty of commercial success for new or existing products; impact of business combinations and divestitures; changes in behavior and spending patterns or financial distress of purchasers of health care products and services; changes to applicable laws and regulations, including global health care reforms; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 28, 2014, including in Exhibit 99 thereto, and the company's subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.

 Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description of Exhibit

Exhibit 99.1     Press release issued January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: January 19, 2016	By:	/s/ Ronald A. Kapusta
Ronald A. Kapusta Controller (Principal Accounting Officer)